Exhibit 25.1

CONFORMED COPY

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)

HSBC Bank USA, National Association

(Exact name of trustee as specified in its charter)

N/A	20-1177241
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

1800 Tyson’s Boulevard, Ste 50
McLean, VA	22102
(Address of principal executive offices)	(Zip Code)

Thomas Mackay, SVP

HSBC Bank USA, National Association

452 Fifth Avenue

New York, New York 10018-2706

Tel: (212) 525-1552

(Name, address and telephone number of agent for service)

Philip Morris International Inc.

(Exact name of obligor as specified in its charter)

Virginia	13-3435103
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Park Avenue New York, New York	10017-5577
(Address of principal executive offices)	(Zip Code)

Debt Securities

(Title of the indenture securities)

General

Item 1. General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervisory authority to which it is subject.

Comptroller of the Currency, New York, NY.

Federal Deposit Insurance Corporation, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3-15. Not Applicable

Item 16. List of Exhibits

Exhibit

T1A(1)	(1)	Copy of the Articles of Association of HSBC Bank USA, National Association.

T1A(2)	(1)	Certificate of the Comptroller of the Currency dated July 1, 2004 as to the authority of HSBC Bank USA, National Association to commence business.

T1A(3)	(2)	Certificate of Fiduciary Powers dated August 18, 2004 for HSBC Bank USA, National Association.

T1A(4)	(1)	Copy of the existing By-Laws of HSBC Bank USA, National Association.

T1A(5)		Not applicable.

T1A(6)	(2)	Consent of HSBC Bank USA, National Association required by Section 321(b) of the Trust Indenture Act of 1939.

T1A(7)		Copy of the latest report of condition of the trustee (September 30, 2016), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(8)		Not applicable.

T1A(9)		Not applicable.

(1)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-118523 and incorporated herein by reference thereto.
(2)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-125197 and incorporated herein by reference thereto.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 14th day of February, 2017.

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Annette Kos-Culkin
Annette Kos-Culkin
Vice President

Exhibit T1A (7)

Federal Financial Institutions Examination Council

Signature Page Title

Report at the close of business September 30, 2016	(20160930)
	(RCON 9999)
This report is required by law: 12 U.S.C. §324 (State member banks); 12 U.S.C. §1817 (State non member banks); 12 U.S.C. §161 (National banks); and 12 U.S.C. §1464 (Savings associations).

Unless the context indicates otherwise, the term ‘‘bank” in this report form refers to both banks and savings associations.

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: Each bank’s board of directors and senior management are responsible for establishing and maintaining an effective system of internal control, including controls over the Reports of Condition and Income. The Reports of Condition and Income are to be prepared in accordance with federal regulatory authority instructions. The Reports of Condition and Income must be signed by the Chief Financial Officer (CFO) of the reporting bank (or by the individual performing an equivalent function) and attested to by not less than two directors (trustees) for state non member banks and three directors for state member banks, national banks, and savings associations.

I, the undersigned CFO (or equivalent) of the named bank, attest that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct to the best of my knowledge and belief.

We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct.

    /s/ Patrick Burke

Director (Trustee)

/s/ Philip Ameen Signature of Chief Financial Officer (or Equivalent) 11/4/16 Date of Signature	/s/ Mark Zaeske Director (Trustee) /s/ Rhydian Cox Director (Trustee)

Submission of Reports

Each bank must file its Reports of Condition and Income (Call Report) data by either:

(a)    Using computer software to prepare its Call Report and then submitting the report data directly to the FFIEC’s Central Data Repository (CDR), an Internet-based system for datacollection (https://cdr.ffiec.gov/cdr/), or

(b)    Completing its Call Report in paper form and arranging with a software vendor or another party to convert the data in to the electronic format that can be processed by the CDR. The software vendor or other party then must electronically submit the bank’s data file to the CDR.

For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by fax at (703) 774-3946, or by e-mail at CDR.Help@ffiec.gov.

FDIC Certificate Number 57890 (RSSD 9050)

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach your bank’s completed signature page (or a photocopy or a computer generated version of this page) to the hard-copy record of the data file submitted to the CDR that your bank must place in its files.

The appearance of your bank’s hard-copy record of the submitted data file need not match exactly the appearance of the FFIEC’s sample report forms, but should show at least the caption of each Call Report item and the reported amount.

HSBC BANK USA, NATIONAL ASSOCIATION

Legal Title of Bank (RSSD 9017)

MC LEAN

City (RSSD 9130)

	VA	22102
	State Abbreviation (RSSD 9200)	Zip Code (RSSD 9220)

The estimated average burden associated with this information collection is 50.4 hours per respondent and is estimated to vary from 20 to 775 hours per response, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent’s activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of

Management and Budget, Washington, DC 20503, and to one of the following: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW,

Washington, DC 20551; Legislative and Regulatory Analysis Division, Office of the Comptroller of the Currency, Washington, DC 20219, Assistant Executive Secretary,

Federal Deposit Insurance Corporation, Washington, DC 20429.

HSBC BANK USA, NATIONAL ASSOCIATION RSSD-ID 413208 Last Updated on 11/3/2016	FFIEC 031 Report Date 9/30/2016 18

Schedule RC - Balance Sheet

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Dollar amounts in thousands
1. Cash and balances due from depository institutions (from Schedule RC-A):			1
a. Noninterest-bearing balances and currency and coin[1]	RCFD0081	903,452	1a
b. Interest-bearing balances[2]	RCFD0071	17,086,322	1b
2. Securities:			2
a. Held-to-maturity securities (from Schedule RC-B, column A)	RCFD1754	13,428,735	2a
b. Available-for-sale securities (from Schedule RC-B, column D)	RCFD1773	40,799,879	2b
3. Federal funds sold and securities purchased under agreements to resell:			3
a. Federal funds sold in domestic offices	RCONB987	0	3a
b. Securities purchased under agreements to resell[3]	RCFDB989	30,714,377	3b
4. Loans and lease financing receivables (from Schedule RC-C):			4
a. Loans and leases held for sale	RCFD5369	1,592,926	4a
b. Loans and leases, net of unearned income	RCFDB528	73,165,430	4b
c. LESS: Allowance for loan and lease losses	RCFD3123	1,060,133	4c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	RCFDB529	72,105,297	4d
5. Trading assets (from Schedule RC-D)	RCFD3545	19,757,063	5
6. Premises and fixed assets (including capitalized leases)	RCFD2145	201,948	6
7. Other real estate owned (from Schedule RC-M)	RCFD2150	33,564	7
8. Investments in unconsolidated subsidiaries and associated companies	RCFD2130	43,483	8
9. Direct and indirect investments in real estate ventures	RCFD3656	1	9
10. Intangible assets:			10
a. Goodwill	RCFD3163	1,611,655	10a
b. Other intangible assets (from Schedule RC-M)	RCFD0426	130,763	10b
11. Other assets (from Schedule RC-F)	RCFD2160	5,296,032	11

12. Total assets (sum of items 1 through 11)	RCFD2170	203,705,497	12

13. Deposits:			13
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)	RCON2200	134,130,530	13a
1. Noninterest-bearing[4]	RCON6631	29,982,997	13a1
2. Interest-bearing	RCON6636	104,147,533	13a2
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)	RCFN2200	14,848,598	13b
1. Noninterest-bearing	RCFN6631	770,420	13b1
2. Interest-bearing	RCFN6636	14,078,178	13b2
14. Federal funds purchased and securities sold under agreements to repurchase:			14
a. Federal funds purchased in domestic offices[5]	RCONB993	0	14a
b. Securities sold under agreements to repurchase[6]	RCFDB995	3,985,910	14b
15. Trading liabilities (from Schedule RC-D)	RCFD3548	7,537,433	15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCFD3190	11,134,538	16
17. Not applicable			17
18. Not applicable			18
19. Subordinated notes and debentures[7]	RCFD3200	4,650,098	19
20. Other liabilities (from Schedule RC-G)	RCFD2930	3,205,339	20

[1]	Includes cash items in process of collection and unposted debits
[2]	Includes time certificates of deposit not held for trading
[3]	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity
[4]	Includes noninterest-bearing demand, time, and savings deposits
[5]	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money”
[6]	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity
[7]	Includes limited-life preferred stock and related surplus

HSBC BANK USA, NATIONAL ASSOCIATION RSSD-ID 413208 Last Updated on 11/3/2016	FFIEC 031 Report Date 9/30/2016 19

Dollar amounts in thousands

21. Total liabilities (sum of items 13 through 20)	RCFD2948	179,492,446	21

22. Not applicable			22
23. Perpetual preferred stock and related surplus	RCFD3838	2,500,000	23
24. Common stock	RCFD3230	2,002	24
25. Surplus (exclude all surplus related to preferred stock)	RCFD3839	18,495,274	25
26. Not available			26
a. Retained earnings	RCFD3632	3,295,772	26a
b. Accumulated other comprehensive income[2]	RCFDB530	-80,170	26b
c. Other equity capital components[3]	RCFDA130	0	26c
27. Not available			27
a. Total bank equity capital (sum of items 23 through 26.c)	RCFD3210	24,212,878	27a
b. Noncontrolling (minority) interests in consolidated subsidiaries	RCFD3000	173	27b

28. Total equity capital (sum of items 27.a and 27.b)	RCFDG105	24,213,051	28

29. Total liabilities and equity capital (sum of items 21 and 28)	RCFD3300	203,705,497	29

Memoranda

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2015

	RCFD6724	NR	M1
2. Bank’s fiscal year-end date	RCON8678	NR	M2